Interactive Intelligence Reports 2016 Second-Quarter Financial Results

•Licensed 204 PureCloud® customers in Q2, up over 70% from Q1 2016
•Cloud subscriptions increase 43% year-over-year
•Total revenues up 13% year-over-year to $108.8 million
•Generated positive operating cash flow

INDIANAPOLIS, August 1, 2016 -- Interactive Intelligence Group Inc. (Nasdaq: ININ), a global leader of cloud services for customer engagement, communications and collaboration, announced financial results for its second quarter ended June 30, 2016.

“PureCloud is happening,” said Dr. Donald Brown, Interactive Intelligence founder and CEO. “One number - 204 - the number of newly licensed PureCloud® customers in the quarter, tells much of this story. We had 24 PureCloud customers at the end of last year. Six months later we had well over 300. This rapid growth reflects the considerable interest and demand we’re seeing from both small and large businesses across all our major geographic markets. This growth also happened with the strong support and involvement of our partners, who accounted for 37% of this quarter’s PureCloud deals.”

Brown added: “Our solid top-line results in the quarter were driven by the combination of 43% growth in cloud subscriptions and strong on-premises sales. In addition to a very large transaction that contributed significantly to our on-premises performance, we added another 37 new CIC customers in the second quarter for a total of six deals over $1.0 million. Our top-line growth resulted in a better than expected bottom line, and we continued to generate positive operating cash flow in both the second quarter and first half of this year.”

Brown concluded: “Looking forward, we believe we remain very well positioned to gain market share and become the leader in the customer engagement market. As the only vendor in Gartner’s “leaders” quadrant for both cloud and on-premises contact center solutions, we’re uniquely capable of providing this robust technology that organizations of any size, in any industry, anywhere in the world, can implement in any way. Our commitment to innovation will continue in all phases of our business, from our new flexible licensing and pricing models and accelerated approach to solutions implementation, to, of course, our industry-leading product development.”

Second-Quarter 2016 Financial Highlights:

•
Revenues: Total revenues were $108.8 million, an increase of 13% from $96.3 million in the second quarter of 2015. Recurring revenues, which include cloud subscriptions and support fees from on-premises licenses, increased 23% to $66.0 million and accounted for 61% of total revenues. Revenues from cloud subscriptions grew 43% to $31.3 million from $21.9 million in the same quarter last year. License and hardware revenues were $29.7 million and services revenues were $13.0 million, compared to $27.0 million and $15.5 million, respectively, in the 2015 second quarter.

•
Operating (Loss) Income: The company’s GAAP operating loss was $7.3 million, compared to a loss of $3.8 million in the second quarter of 2015. Its non-GAAP* operating loss was $1.5 million, compared to non-GAAP operating income of $0.7 million in the same quarter last year.

•
Net (Loss) Income: The company’s GAAP net loss was $10.2 million, or $0.46 per diluted share based on 22.1 million weighted average diluted shares outstanding, compared to GAAP net loss of $5.1 million, or $0.24 per diluted share based on 21.5 million weighted average diluted shares outstanding in the same quarter of 2015. Its non-GAAP net loss was $1.2 million, or $0.06 per diluted share, compared to non-GAAP net income of $0.3 million, or $0.01 per diluted share in the same quarter last year.

•
Balance Sheet and Cash Flows: Cash and cash equivalents and investments were $198.2, and total deferred revenues were $133.9 million. The company generated $1.7 million of cash from operating activities during the quarter, compared to using $1.7 million in the 2015 second quarter. Capital expenditures totaled $1.8 million, primarily for data center infrastructure.

*
A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included with this press release. An explanation of these measures is also included below under the heading “Non-GAAP Measures.”

The company will host a conference call today at 4:30 p.m. Eastern time (EDT) featuring Dr. Brown and the company's CFO, Ashley Vukovits. A live Q&A session will follow opening remarks.

To access the teleconference, dial 1 877.324.1969 at least five minutes prior to the start of the call. Ask for the teleconference by the following name: “Interactive Intelligence second quarter earnings call.” The teleconference will also be broadcast live on the company's investor relations' page at http://investors.inin.com. An archive of the teleconference will be posted following the call.

About Interactive Intelligence

Interactive Intelligence Group Inc. (Nasdaq: ININ) is a global leader of cloud services for customer engagement, communications and collaboration designed to help businesses worldwide improve service, increase productivity and reduce costs. Backed by a 20-plus year history of industry firsts, 150-plus pending patent applications, and more than 6,000 global customer deployments, Interactive offers customers fast return on investment, along with robust reliability, scalability and security. It’s also the only company recognized by the top global industry analyst firm as a leader in both the cloud and on-premises customer engagement markets. The company is headquartered in Indianapolis, Indiana and has more than 2,000 employees worldwide. For more information, visit www.inin.com.

Non-GAAP Measures

Reconciliations of the non-GAAP measures shown in this press release to the most directly comparable GAAP measures are included with the financial information included in this release. These measures are not in accordance with, or an alternative for, GAAP and may be different from non-GAAP measures used by other companies.
We calculate Adjusted EBITDA by adding back the following items to net loss: depreciation; amortization; interest expense, net; income tax expense; stock-based compensation expense; and other expense, which consists primarily of foreign exchange gains and losses. The other non-GAAP performance measures shown in this release include revenue which was not recognized on a GAAP basis due to purchase accounting adjustments, exclude non-cash stock-based compensation expense, certain acquisition-related expenses, the amortization of certain intangible assets related to acquisitions by the company and the amortization of debt discounts and issuance costs and adjust for non-GAAP income tax expense. Stock-based compensation expense, amortization of intangibles related to acquisitions, and amortization of debt discounts and issuance costs are non-cash. Non-GAAP income tax expense is pro forma, and is calculated as 40% of non-GAAP (loss) income before taxes. Management believes that the presentation of these non-GAAP results, when shown in conjunction with corresponding GAAP measures, provides useful information to management and investors regarding financial and business trends related to the company's core results of operations. Further, our management believes that these non-GAAP measures improve management's and investors' ability to compare the company's financial performance with other companies in the technology industry. Finally, our management also reviews financial statements that include these non-GAAP measures for its internal budgets.

We define free cash flow as operating cash flow less capital expenditures and capitalized software. Management uses free cash flow to evaluate the amount of cash generated by our business that, after the capital investment needed to maintain and grow our business, can be used for repayment of debt and strategic opportunities, including investing in our business and strengthening our balance sheet, and believes that it enhances the understanding of the cash flows of our business for investors.

Forward Looking Statements

This release may contain certain forward-looking statements that involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially are the following: rapid technological changes and competitive pressures in the industry; worldwide economic conditions and their impact on customer purchasing decisions; the company's profitability; the company’s ability: to manage successfully its growth; to meet debt service requirements; to manage successfully its increasingly complex third-party relationships resulting from the software and hardware components being licensed or sold with its product offerings; to maintain successful relationships with certain suppliers which may be impacted by the competition in the technology industry; to maintain successful relationships with its current and any new partners; to maintain and improve its current products; to develop new products; to protect its proprietary rights and sensitive customer information adequately; to improve the company’s brand and name recognition; to successfully integrate acquired businesses; and other factors described in the company's SEC filings, including the company's latest annual report on Form 10-K.

Interactive Intelligence is the owner of, and holds certain registrations for, the marks INTERACTIVE INTELLIGENCE, its associated LOGO, PURECLOUD, and numerous other trademarks and service marks in the United States and various other jurisdictions around the world. All third-party trademarks mentioned in this document are the property of their respective owners.

ININ-G

Contacts:

Seth Potter
Investor Relations
ICR, Inc.
+1 646.277.1230
seth.potter@icrinc.com

Christine Holley
Senior Director, Market Communications
Interactive Intelligence
+1 317.715.8220
christine.holley@inin.com

###

Interactive Intelligence Group, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Revenues:
Recurring	$66,045	$53,846	$130,335	$108,058
License and hardware	29,702	27,010	51,080	48,631
Services	13,044	15,475	26,657	29,117
Total revenues	108,791	96,331	208,072	185,806
Costs of revenues (1)(2):
Costs of recurring	22,765	19,253	45,201	37,997
Costs of license and hardware	5,623	6,552	12,014	13,081
Costs of services	11,389	11,514	22,940	22,765
Total costs of revenues	39,777	37,319	80,155	73,843
Gross profit	69,014	59,012	127,917	111,963
Operating expenses (1)(2):
Sales and marketing	39,808	33,875	74,244	64,984
Research and development	23,242	16,694	46,022	30,531
General and administrative	13,216	12,204	25,726	24,980
Total operating expenses	76,266	62,773	145,992	120,495
Operating loss	(7,252)	(3,761)	(18,075)	(8,532)
Other expense:
Interest expense, net	(1,728)	(590)	(3,565)	(442)
Other expense	(412)	(232)	(663)	(559)
Total other expense	(2,140)	(822)	(4,228)	(1,001)
Loss before income taxes	(9,392)	(4,583)	(22,303)	(9,533)
Income tax (expense) benefit	(767)	(501)	(1,108)	990
Net loss	$(10,159)	$(5,084)	$(23,411)	$(8,543)
Net loss per share:
Basic	$(0.46)	$(0.24)	$(1.06)	$(0.40)
Diluted	(0.46)	(0.24)	(1.06)	(0.40)
Shares used to compute net loss per share:
Basic	22,053	21,504	22,059	21,519
Diluted	22,053	21,504	22,059	21,519
(1) Amounts include amortization of purchased intangibles from business combinations, as follows:
Costs of license and hardware	$186	$177	$372	$354
General and administrative	422	442	839	891
Total intangible amortization expense	$608	$619	$1,211	$1,245
(2) Amounts include stock-based compensation expense, as follows:
Costs of recurring revenues	$472	$512	$865	$944
Costs of license and hardware revenues	25	20	55	42
Costs of services revenues	268	164	542	293
Sales and marketing	1,548	1,154	2,365	1,715
Research and development	1,640	963	3,394	1,782
General and administrative	1,175	1,063	1,876	2,093
Total stock-based compensation expense	$5,128	$3,876	$9,097	$6,869

Interactive Intelligence Group, Inc.
Reconciliation of Supplemental Financial Information
(in thousands, except per share amounts)
(unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
GAAP recurring revenue gross profit, as reported	$43,280	$34,593	$85,134	$70,061
Purchase accounting adjustments	—	3	2	6
Non-cash stock-based compensation expense	472	512	865	944
Non-GAAP recurring revenue gross profit	$43,752	$35,108	$86,001	$71,011
Non-GAAP recurring revenue gross margin	66.2%	65.2%	66.0%	65.7%

GAAP license and hardware revenue gross profit, as reported	$24,079	$20,458	$39,066	$35,550
Acquired technology	186	177	372	354
Non-cash stock-based compensation expense	25	20	55	42
Non-GAAP license and hardware revenue gross profit	$24,290	$20,655	$39,493	$35,946
Non-GAAP license and hardware revenue gross margin	81.8%	76.5%	77.3%	73.9%

GAAP services revenue gross profit, as reported	$1,655	$3,961	$3,717	$6,352
Non-cash stock-based compensation expense	268	164	542	293
Non-GAAP services revenue gross profit	$1,923	$4,125	$4,259	$6,645
Non-GAAP services revenue gross margin	14.7%	26.6%	16.0%	22.8%

GAAP Gross Profit, as reported	$69,014	$59,012	$127,917	$111,963
Purchase accounting adjustments	—	3	2	6
Acquired technology	186	177	372	354
Non-cash stock-based compensation expense	765	696	1,462	1,279
Non-GAAP gross profit	$69,965	$59,888	$129,753	$113,602
Non-GAAP gross margin	64.3%	62.1%	62.4%	61.1%

GAAP Operating loss, as reported	$(7,252)	$(3,761)	$(18,075)	$(8,532)
Purchase accounting adjustments	608	622	1,213	1,251
Non-cash stock-based compensation expense	5,128	3,876	9,097	6,869
Non-GAAP operating (loss) income	$(1,516)	$737	$(7,765)	$(412)
Non-GAAP operating margin	(1.4)%	0.7%	(3.7)%	(0.2)%

GAAP Net loss, as reported	$(10,159)	$(5,084)	$(23,411)	$(8,543)
Purchase accounting adjustments	608	622	1,213	1,251
Non-cash stock-based compensation expense	5,128	3,876	9,097	6,869
Amortization of debt discount and issuance costs	1,613	512	3,210	512
Non-GAAP income tax expense adjustment	1,584	381	4,621	(645)
Non-GAAP net (loss) income	$(1,226)	$307	$(5,270)	$(556)

GAAP Diluted loss per share, as reported	$(0.46)	$(0.24)	$(1.06)	$(0.40)
Purchase accounting adjustments	0.03	0.03	0.05	0.06
Non-cash stock-based compensation expense	0.23	0.18	0.41	0.32
Amortization of debt discount and issuance costs	0.07	0.02	0.15	0.02
Non-GAAP income tax expense adjustment	0.07	0.02	0.21	(0.03)
Non-GAAP diluted (loss) income per share	$(0.06)	$0.01	$(0.24)	$(0.03)

Interactive Intelligence Group, Inc.
Reconciliation of Net Loss to Adjusted EBITDA
(in thousands)
(unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Reconciliation of Net Loss to Adjusted EBITDA
Net loss	$(10,159)	$(5,084)	$(23,411)	$(8,543)
Depreciation	4,170	4,068	8,617	8,227
Amortization	3,210	1,601	6,202	2,804
Interest expense, net	1,728	590	3,565	442
Income tax expense (benefit)	767	501	1,108	(990)
Stock-based compensation expense	5,128	3,876	9,097	6,869
Other expense	412	232	663	559
Adjusted EBITDA	$5,256	$5,784	$5,841	$9,368

Interactive Intelligence Group, Inc.
Reconciliation of Operating Cash Flow to Free Cash Flow
(in thousands)
(unaudited)
	Six Months Ended
	June 30,
	2016	2015
Reconciliation of Operating Cash Flow to Free Cash Flow
Operating cash flow	$12,904	$14,162
Capital expenditures	(3,781)	(10,659)
Capitalized software	(1,867)	(12,568)
Free cash flow	$7,256	$(9,065)

Interactive Intelligence Group, Inc.
Comprehensive Loss
(in thousands)
(unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Net loss	$(10,159)	$(5,084)	$(23,411)	$(8,543)
Other comprehensive (loss) income:
Foreign currency translation adjustment	(781)	453	956	(2,809)
Net unrealized investment gain (loss) - net of tax	95	(9)	343	50
Comprehensive loss	$(10,845)	$(4,640)	$(22,112)	$(11,302)

Interactive Intelligence Group, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
	June 30,	December 31,
	2016	2015
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$106,872	$94,808
Short-term investments	58,906	64,182
Accounts receivable, net	96,997	106,950
Prepaid expenses	34,197	32,709
Other current assets	10,242	13,264
Total current assets	307,214	311,913
Long-term investments	32,469	30,503
Property and equipment, net	39,812	44,837
Capitalized software, net	40,563	43,783
Goodwill	42,220	41,848
Intangible assets, net	14,083	14,427
Other assets, net	6,362	6,222
Total assets	$482,723	$493,533
Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$9,771	$10,571
Accrued liabilities	17,751	17,157
Accrued compensation and related expenses	18,448	18,910
Deferred license and hardware revenues	2,036	7,823
Deferred recurring revenues	100,057	92,773
Deferred services revenues	13,052	14,979
Total current liabilities	161,115	162,213
Convertible notes	121,232	118,022
Long-term deferred revenues	18,733	19,834
Deferred tax liabilities, net	2,294	2,143
Other long-term liabilities	6,947	7,291
Total liabilities	310,321	309,503
Shareholders' equity:
Common stock	222	218
Additional paid-in-capital	247,976	237,496
Accumulated other comprehensive loss	(9,945)	(11,244)
Accumulated deficit	(65,851)	(42,440)
Total shareholders' equity	172,402	184,030
Total liabilities and shareholders' equity	$482,723	$493,533

Interactive Intelligence Group, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	Six Months Ended
	June 30,
	2016	2015

	(unaudited)
Operating activities:
Net loss	$(23,411)	$(8,543)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	8,617	8,227
Amortization	6,202	2,804
Other non-cash items	(319)	(856)
Stock-based compensation expense	9,097	6,869
Deferred income taxes	151	(89)
Amortization of investment premium	94	151
Loss on disposal of fixed assets	403	21
Amortization of debt issuance costs	353	57
Amortization of debt discount	2,857	455
Gain on sale of subsidiary	(452)	—
Changes in operating assets and liabilities:
Accounts receivable	9,839	2,188
Prepaid expenses	(1,488)	1,453
Other current assets	3,022	294
Accounts payable	(800)	(43)
Accrued liabilities	770	(222)
Accrued compensation and related expenses	(462)	80
Deferred licenses and hardware revenues	(5,833)	1,945
Deferred recurring revenues	7,297	(1,520)
Deferred services revenues	(2,599)	358
Other assets and liabilities	(434)	533
Net cash provided by operating activities	12,904	14,162
Investing activities:
Sales of available-for-sale investments	41,294	20,462
Purchases of available-for-sale investments	(37,735)	—
Purchases of property and equipment	(3,781)	(10,659)
Capitalized software	(1,867)	(12,568)
Acquisitions and divestitures	160	—
Net cash used in investing activities	(1,929)	(2,765)
Financing activities:
Proceeds from issuance of convertible debt	—	150,000
Payment for debt issuance costs	—	(4,521)
Payment for capped call premiums	—	(12,750)
Principal payments on capital lease obligations	(176)	—
Proceeds from stock options exercised	2,835	2,166
Proceeds from issuance of common stock	647	789
Tax withholding on restricted stock awards	(2,217)	(3,309)
Net cash provided by financing activities	1,089	132,375
Net increase in cash and cash equivalents	12,064	143,772
Cash and cash equivalents, beginning of period	94,808	36,168
Cash and cash equivalents, end of period	$106,872	$179,940
Cash paid during the period for:
Interest	$959	$43
Income taxes	1,300	662
Non-cash financing and investing activities:
Issuance of retirement plan shares	—	2,523
Other non-cash item:
Purchases of property and equipment payable at end of period	646	105